On2 Stockholders Approve Merger with Google

CLIFTON PARK, NY (February 17, 2010) - On2 Technologies, Inc. (NYSE Amex: ONT) today announced that its stockholders approved the merger of On2 with a wholly owned subsidiary of Google Inc. at its Reconvened Special Meeting held earlier today.

On2 stockholders holding in excess of a majority of the outstanding shares of On2 Common Stock voted in favor of the merger proposal.

Under the terms of the merger agreement, as amended, each outstanding share of On2 Common Stock (other than shares owned by (a) Google, Oxide Inc., Oxide LLC or On2 and (b) any On2 stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be cancelled and extinguished and will be automatically converted into the right to receive (1) $0.15 in cash; (2) 0.0010 of a share of Google Class A Common Stock; and (3) cash in lieu of any fractional share of Google Class A Common Stock (after aggregating all fractional shares of Google Class A Common Stock issuable to such On2 stockholders), without interest.

On2 and Google anticipate closing the transaction on or about February 19, 2010, subject to the satisfaction or waiver of other previously disclosed closing conditions.

About On2 Technologies

On2 creates advanced video compression technologies that power the video in today's leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 is also an industry leader in video transcoding software and services. On2 is headquartered in Clifton Park, New York. For more information visit www.on2.com.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. All statements included in this communication, other than statements of historical fact, that address activities, events or developments that On2 expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent On2’s reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual outcomes and/or On2’s financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe,” “expect,” “will,” “anticipate,” “should,” “plans” and other words of similar meaning. On2 cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from On2’s expectations. Risks and uncertainties include, among others: the extent to which On2 will continue to incur operating losses in the future; the risk that the conditions to merger set forth in the agreement and plan of merger, as amended, will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; changes in On2’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in On2’s and Google’s filings with the SEC, including the definitive proxy statement/prospectus, the prospectus supplement thereto and subsequent SEC filings.

Additional information concerning risk factors is contained from time to time in On2’s SEC filings. On2 expressly disclaims any obligation to update the information contained in this communication. The foregoing risks and uncertainties included herein are not exhaustive.

Contact:

Garo Toomajanian
Investor Relations
On2 Technologies, Inc.
(518) 881-4299
www.on2.com

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